UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2008
SMART MOVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32951	54-2189769

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5990 Greenwood Plaza Blvd. #390
Greenwood Village, CO	80111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 488-0204
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements
Statements in this Current Report on Form 8-K (including the exhibits) that are not purely historical facts, including statements regarding Smart Move, Inc.’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements identified by forward looking terms such as “may,” “will,” “would,” “expect,” “plan,” “anticipate” or “project.” These statements are subject to risks and uncertainties which could cause actual results to differ materially from such statements, including, among others, risks relating to results of operations, ability to implement business plans, Smart Move, Inc.’s existing cash resources and whether and how long these funds and any additional funds available through financing arrangements will be sufficient to fund operations, and risks relating to Smart Move, Inc.’s ability to raise additional capital through future equity or debt financings. Smart Move, Inc. has included a discussion of these and other pertinent risk factors in its Annual Report on Form 10-KSB filed with the SEC on March 28, 2008, and disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 1.01. Entry into a Material Definitive Agreement
On April 14, 2008, Smart Move, Inc. (the “Company”) entered into an Operating Loan and Security Agreement with Thomas P. Grainger, which provides for funds in the aggregate amount of $750,000 to be advanced to the Company by Mr. Grainger in increments of $250,000 during April and May, 2008. Each advance of funds will be evidenced by a secured convertible note in the face amount of $250,000, due thirty-six months after the date funds are advanced. The secured convertible notes bear interest at 12% per annum, with payment of interest due quarterly in arrears. The notes are convertible at the election of the holder at a conversion price of $0.75 per share until, and at $0.40 per share after, funds aggregating $750,000 have been advanced under the Operating Loan and Security Agreement.
Each secured convertible note will be issued with a five year common stock purchase warrant covering 625,000 shares of the Company’s common stock with an exercise price of $0.80 per share. The loan is secured by a security interest covering 500 of the Company’s proprietary SmartVault™ shipping containers. Mr. Grainger agreed to release the security interest granted to him in these vaults if the Company requests that he do so to accommodate the Company’s requirements for any commercial equipment lease or commercial loan. In the event a release of the collateral is requested, the Company will be required to issue to Mr. Grainger as consideration for the release, a five year common stock purchase warrant covering 1,875,000 shares, having an exercise price of $1.00 per share. The terms of the Operating Loan and Security Agreement provide that the issuance of the shares underlying the secured convertible notes and warrants is subject to the prior approval of the American Stock Exchange of the listing of the shares.
Thomas P. Grainger is not an officer or director of the Company, but is considered to be a related person because of his beneficial ownership of in excess of 10% of the Company’s outstanding common stock. The arrangements entered into with Mr. Grainger were reviewed by the Company’s Audit Committee and approved by the Company’s Board of Directors in accordance with the Company’s policies concerning related person transactions.

The 500 SmartVaults™ pledged as collateral to secure the Company’s indebtedness under the Operating Loan and Security Agreement with Thomas P. Grainger previously were subject to the security interest of holders of the Company’s 2005 Notes, July 2006 Notes and August 2007 Notes. These note holders concurrently agreed to release their collateral interest in 800 SmartVaults™ to accommodate the transaction with Mr. Grainger and any additional equipment lease or financing arrangements the Company may determine to pursue. In consideration for their voluntary release of collateral interests, the Company agreed to issue five year common stock purchase warrants to the holders of its 2005 Notes, July 2006 Notes and August 2007 Notes covering an aggregate 1,000,000 shares of common stock, at an exercise price of $1.00 per share.
Item 2.03. Creation of a Direct Financial Obligation
On April 14, 2008, the Company entered into an Operating Loan and Security Agreement more fully described in Item 1.01 above and Item 3.02 below which creates material direct financial obligations.
Item 3.02. Unregistered Sales of Securities
On April 14, 2008, the Company issued a secured convertible note to Thomas P. Grainger in the amount of $250,000 bearing interest at the rate of 12% per annum and agreed to issue two additional secured convertible notes on the same terms later in April 2008 and in May 2008 for an aggregate funding of $750,000. The secured convertible notes will be in the principal amount of $250,000 each, and will bear interest at the rate of 12% per annum, payable quarterly in arrears, and be due 36 months after the date of each advance of funds. Each secured convertible note is issued with a five-year common stock purchase warrant covering 625,000 shares of the Company’s common stock, at an exercise price of $0.80 per share. A further five-year common stock purchase warrant covering 1,875,000 shares at an exercise price of $1.00 per share will be issuable to Thomas P. Grainger in the event the Company subsequently requests that he release a collateral interest securing the repayment of the loan covering 500 of the Company’s SmartVaults™ in order to enable the Company to conclude an equipment lease with a commercial leasing company. The secured convertible notes provide for a conversion price of $0.75 per share until, and for a $0.40 per share conversion price after funds aggregating $750,000 have been advanced to the Company under the Operating Loan and Security Agreement. The Operating Loan and Security Agreement is attached as Exhibit 4.1 to this report and includes as its exhibits, the form of secured convertible note applicable to each $250,000 incremental advance of funds (Exhibit “A”), the form of five year common stock purchase warrant covering 625,000 shares to be issued concurrently with each note (Exhibit “B”), and the form of common stock purchase warrant covering an aggregate 1,875,000 shares, conditionally issuable in the event the Company requests release of the collateral (Exhibit “C”).
Concurrently with the entry into the Operating Loan and Security Agreement and the issuance of the initial secured convertible note to Thomas P. Grainger, the Company issued five year common stock purchase warrants to holders of its 2005 Notes, July 2006 Notes and August 2007 Notes covering an aggregate 1,000,000 shares of common stock, and having an exercise price of $1.00 per share. The form of warrant entered into with the holders of the Company’s 2005 Notes, July 2006 Notes and August 2007 Notes, is attached as Exhibit 4.2.
The Operating Loan and Security Agreement between the Company and Mr. Grainger, and the warrants issued to holders of the Company’s 2005 Notes, July 2006 Notes and August 2007 Notes, specifically provide that the issuance of the shares of common stock underlying the secured convertible notes and warrants is subject to the prior approval of the American Stock Exchange of the listing of the shares.
The agreement to sell secured convertible notes with attached warrants to Thomas P. Grainger, and the concurrent issuance of warrants to holders of the Company’s 2005 Notes, July 2006 Notes and August 2007 Notes were effected in reliance upon an exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) or by Section 4(2) of the Securities Act. In this regard, the Company relied on the representations of the purchasers or holders contained in the agreements with these parties.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:
EX 4.1- Operating Loan and Security Agreement, with attached secured convertible note and warrant exhibits
EX 4.2- Form of warrant entered into with the holders of the Company’s 2005 Notes, July 2006 Notes and August 2007 Notes
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

SMART MOVE, INC.
By:	/s/ Edward Johnson
Name:	Edward Johnson
Title:	Chief Financial Officer

Date: April 17, 2008

4